  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1996
                                                      REGISTRATION NO. 33-61709

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                           FARMLAND INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        KANSAS                     2011                  44-0209330
    (State or other         (Primary standard        (I.R.S. Employer
     jurisdiction of             industrial           Identification No.)
     incorporation or        classification code
      organization)               number)

                               ---------------

                        3315 NORTH FARMLAND TRAFFICWAY
                       KANSAS CITY, MISSOURI 64116-0005
                                (816) 459-6000
  (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                                JOHN F. BERARDI
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FARMLAND INDUSTRIES, INC.
                        3315 NORTH FARMLAND TRAFFICWAY
                       KANSAS CITY, MISSOURI 64116-0005
                                (816) 459-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------

                       COPIES OF ALL COMMUNICATIONS TO:
     JAMES BRIDGES               KENNETH R. BLACKMAN          JON R. LIND
FARMLAND INDUSTRIES, INC.       FRIED, FRANK, HARRIS,   MCDERMOTT, WILL & EMERY
  3315 NORTH FARMLAND            SHRIVER & JACOBSON      227 WEST MONROE STREET
      TRAFFICWAY                 ONE NEW YORK PLAZA      CHICAGO, ILLINOIS
KANSAS CITY, MISSOURI            NEW YORK, NEW YORK           60606-5096
      64116-0005                     10004-1980             (312) 372-2000
    (816) 459-6000                (212) 859-8000

                               ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this Registration Statement, as determined by market conditions.

                               ---------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-61709 CONTAINS REVISED EXHIBITS 4.1 AND 4.2.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     SEC registration fee............................................. $ 68,966
     Blue sky fees and expenses.......................................   15,000
     Legal fees and expenses..........................................  300,000
     Accounting fees and expenses.....................................   50,000
     Printing and engraving expenses..................................  125,000
     NYSE listing fee.................................................    5,000
     Trustee's fees and expenses......................................    7,500
     Rating agency fees...............................................  121,000
     Miscellaneous....................................................    7,534
                                                                       --------
       Total.......................................................... $700,000
                                                                       ========

--------
 * Except for the SEC registration fee and the NYSE listing fee, all the foregoing expenses have been estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 6002(b) of Chapter 17 of the Kansas Statutes (1987), permits the following provision to be included in the articles of incorporation of the
Company: a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders, policyholders or members for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (A) for any breach of the director's duty of loyalty to the corporation or its stockholders, policyholders or members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(C) under the provision of K.S.A. 17-6424 and amendments thereto, or (D) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this subsection to a director shall be deemed also to refer to a member of the governing body of a corporation which is not authorized to issue capital stock. Section 6002(c) provides that "It shall not be necessary to set forth in the articles of incorporation any of the powers conferred on corporations by this act."

    Article VII of Articles of Incorporation of Farmland Industries, Inc. reads as follows:

                         ARTICLE VII--INDEMNIFICATION

    Section 1. Indemnification. The Association may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Association, or any person who serves at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of the State of Kansas.

    Section 2. Limitation of Liability. Without limiting the generality of the foregoing provisions of this ARTICLE VII, to the fullest extent permitted or authorized by the laws of the State of Kansas, including, without limitation the provisions of subsection (b)(8) of Kan. Stat. Ann. Sec. 17-6002 (1981) as now in effect and as it may from time to time hereafter be amended, no person who is currently or shall hereinafter become a director of the Association shall have personal liability to the Association for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date this provision becomes effective. If the Kansas General Corporation Code is amended after approval of this provision by the shareholders of the Association, to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Association shall be limited or eliminated to the fullest extent permitted by the Kansas General Corporation Code, as so amended.

ITEM 16. EXHIBITS

 1    --Form of Underwriting Agreement*
 4.1  --Form of Indenture between the Company and The Chase Manhattan Bank
       (National Association), as trustee
 4.2  --Form of Senior Note
 5    --Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the
       Company, as to the legality of the securities being offered*
 12   --Statement regarding computation of ratio of earnings to fixed charges*
 23.1 --Consent of KPMG Peat Marwick LLP*
 23.2 --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
       Exhibit 5)
 23.3 --Consent of Robert B. Terry, Esq. (included in Exhibit 99)
 23.4 --Consent of Bryan Cave LLP*
 24   --Powers of Attorney relating to subsequent amendments*
 25   --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of
       The Chase Manhattan Bank (National Association)*
 99   --Opinion of Robert B. Terry, Esq., Vice President and General Counsel of
       the Company*

--------
* Previously filed.

ITEM 17. UNDERTAKINGS

  (a) The undersigned registrant (the "Registrant") hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liabilities under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON THE 8TH DAY OF MARCH, 1996.

                                          Farmland Industries, Inc.

                                                    /s/ John F. Berardi
                                          By __________________________________
                                              JOHN F. BERARDI, EXECUTIVE VICE
                                               PRESIDENT AND CHIEF FINANCIAL
                                                          OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

                  *                    Chairman of Board,
-------------------------------------   Director                March 8, 1996
          ALBERT J. SHIVLEY

                  *                    President, Chief
-------------------------------------   Executive Officer       March 8, 1996
            H.D. CLEBERG                and Director
                                        (Principal
                                        Executive Officer)

                  *                    Vice Chairman of
-------------------------------------   Board, Vice             March 8, 1996
            OTIS H. MOLZ                President and
                                        Director

                  *                    Director
-------------------------------------                           March 8, 1996
          LYMAN ADAMS, JR.

                  *                    Director
-------------------------------------                           March 8, 1996
         RONALD J. AMUNDSON

                  *                    Director
-------------------------------------                           March 8, 1996
         BAXTER ANKERSTJERNE

             SIGNATURES                         TITLE                DATE

                  *                     Director
-------------------------------------                           March 8, 1996
             JODY BEZNER

                  *                     Director
-------------------------------------                           March 8, 1996
          RICHARD L. DETTEN

                  *                     Director
-------------------------------------                           March 8, 1996
            STEVEN ERDMAN

                  *                     Director
-------------------------------------                           March 8, 1996
            WARREN GERDES

                  *                     Director
-------------------------------------                           March 8, 1996
            BEN GRIFFITH

                  *                     Director
-------------------------------------                           March 8, 1996
            GAIL D. HALL

                  *                     Director
-------------------------------------                           March 8, 1996
           JEROME HEUERTZ

                  *                     Director
-------------------------------------                           March 8, 1996
            BARRY JENSEN

                                        Director
-------------------------------------                           March 8, 1996
             RON JURGENS

                  *                     Director
-------------------------------------                           March 8, 1996
            GREG PFENNING

                  *                     Director
-------------------------------------                           March 8, 1996
           VONN RICHARDSON

                  *                     Director
-------------------------------------                           March 8, 1996
            MONTE ROMOHR

             SIGNATURES                      TITLE                 DATE

                 *                    Director
------------------------------------                          March 8, 1996
            JOE ROYSTER

                 *                    Director
------------------------------------                          March 8, 1996
         RAYMOND J. SCHMITZ

                                      Director
------------------------------------                          March 8, 1996
            FRANK WILSON

                 *                    Director
------------------------------------                          March 8, 1996
           ROBERT ZINKULA

     /s/ John F. Berardi              Executive Vice
------------------------------------   President and          March 8, 1996
          JOHN F. BERARDI              Chief Financial
                                       Officer (Principal
                                       Financial Officer)

         /s/ Merl Daniel              Vice President and
------------------------------------   Controller             March 8, 1996
            MERL DANIEL                (Principal
                                       Accounting
                                       Officer)

        /s/ John F. Berardi
*By ________________________________
  JOHN F. BERARDIATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                        DOCUMENT DESCRIPTION
 -------                       --------------------
  1      --Form of Underwriting Agreement*
  4.1    --Form of Indenture between the Company and The Chase Manhattan
          Bank (National Association), as trustee
  4.2    --Form of Senior Note
  5      --Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, as to the legality of the securities being offered*
  12     --Statement regarding computation of ratio of earnings to fixed charges*
  23.1   --Consent of KPMG Peat Marwick LLP*
  23.2   --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5)
  23.3   --Consent of Robert B. Terry, Esq. (included in Exhibit 99)
  23.4   --Consent of Bryan Cave LLP*
  24     --Powers of Attorney relating to subsequent amendments*
  25     --Form T-1 Statement of Eligibility Under Trust Indenture Act of
          1939 of The Chase Manhattan Bank (National Association)*
  99     --Opinion of Robert B. Terry, Esq., Vice President and General
          Counsel of the Company*

--------
* Previously filed.